UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 17, 2005



                             ADSOUTH PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
-------------------------------------------------------------   ---------------
           (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (561) 750-0410
                                                      -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         On February 18, 2005, the Adsouth Partners, Inc. (the "Company") entered into employment agreements, dated as of July 1, 2004, with its chief executive officer, John P. Acunto, Jr., and its chief financial officer, Anton Lee Wingeier.

         Mr. Acunto's employment agreement provides for Mr. Acunto to serve as the Company's chief executive officer until December 31, 2009, and continuing on a year-to-year basis unless terminated by either party. Mr. Acunto is to receive a salary of $375,000, which, commencing January 1, 2006, is subject to an annual increase of 5%. The Company also agree to include him as one of the board of director's nominees for election as a director. He also received an initial bonus of $250,000 in 2004, and will receives quarterly and annual bonuses. The quarterly bonus will be 5% of the Company's adjusted gross profit, which is defined as gross profit less compensation (other than his quarterly bonus and annual bonus). If the Company's income before income taxes and payment of his annual bonus ("adjusted income") is at least $2,000,000, the Company will pay Mr. Acunto an annual bonus equal to 5% of the adjusted income. For each quarter in which a quarterly bonus is payable, Mr. Acunto is to receive five-year non-qualified option to purchase the number of shares of common stock determined by dividing the amount of the quarterly bonus by the exercise price per share, which shall be the closing price of the Company's common stock on the last day of the quarter. Mr. Acunto also receives insurance benefits and a monthly automobile allowance of $1,800. In the event of a termination of Mr. Acunto's employment as a result of his death or disability, the Company will pay him or his beneficiary for the lesser of one year or the balance of the term. In the event of a change of control, as defined in the agreement, a termination of his employment other than for cause, a termination of his employment as a result of a disability or his resignation, the Company is to pay Mr. Acunto an amount equal to the sum of his annual salary in effect on the date of termination and the highest total of bonuses paid to him for any year during the term multiplied by the greater of two or the number of years remaining in the term.

         Mr. Wingeier's employment agreement provides for Mr. Wingeier to serve as the Company's chief financial officer until December 31, 2005 and continuing thereafter on a month-to-month basis unless terminated by either party. Mr. Wingeier is to receive a salary at the annual rate of $125,000 through September 30, 2004 and $150,000 thereafter. He also received an initial bonus of $24,000 in 2004, and will receive a quarterly and annual bonus. The quarterly bonus will be 5% of the Company's adjusted gross profit, which is defined as gross profit less compensation (other than his quarterly bonus and annual bonus). If the Company's income before income taxes and payment of his annual bonus is at least $2,000,000, the Company will pay Mr. Wingeier an annual bonus equal to 5% of the adjusted income. For each quarter in which a quarterly bonus is payable, Mr. Wingeier is to receive five-year non-qualified option to purchase the number of shares of common stock determined by dividing the amount of the quarterly bonus by the exercise price per share, which shall be the closing price of the Company's common stock on the last day of the quarter. Mr. Wingeier also receives insurance benefits and a monthly automobile allowance of $900. In the event of a termination of Mr. Wingeier's employment as a result of his death or disability, the Company will pay him or his beneficiary for the lesser of one year or the balance of the term.

         See Item 3.02 for information relating to definitive agreements executed in connection with a private placement of securities.

Item 3.02         Unregistered Sales of Equity Securities.

         On February 17 and 22, 2005, the Company completed a private placement of its securities pursuant to subscription agreements with ten accredited investors. Pursuant to the subscription agreements, the Company sold to the investors, for $810,100, (i) its 10% convertible notes due December 2006 in the aggregate principal amount of $810,100, (ii) 24,303,000 shares of Common Stock, and (iii) warrants to purchase 10,126,250 shares of common stock at an exercise price of $.085 per share.

         Atlas Capital Services, LLC served as placement agent for the financing. As compensation for its services as placement agent, the Company paid Atlas a fee of 10% of the gross proceeds raised in the private placement and warrants to purchase 20,252,500 shares of common stock at an exercise price of $.04 per share. The Company also paid Atlas' legal expenses.

         The notes are convertible into common stock at the fixed conversion price of $.04 per share at any time. Commencing on the earlier of July 1, 2005 or the first business day of the calendar month following the date that a registration statement covering the shares of Common Stock issued at the closing and issuable upon conversion of the notes and exercise of the warrants, the Company is required to redeem 1/18 of the principal amount of the notes. If the market price of the common stock, computed as provided in the note, is at least 175% of the fixed conversion price, the Company is required to pay in stock based on the fixed conversion price. If the market price for the common stock is less than 175% of the fixed conversion price, the Company can advise the holders of the notes whether the Company proposes to pay in stock or in cash. If payment is made in cash, the Company is to pay 110% of the principal amount of the note being redeemed, plus accrued interest. If payment is made in stock, the stock is valued at the lesser of fixed conversion price or 80% of the market price of the common stock. If the Company gives notice that it intends to pay the monthly installment in cash, the holders may, nonetheless, convert their notes based on the fixed conversion price. The Company has the right to prepay the notes at 105% of the principal amount, plus accrued interest, however, the holders have the right to convert until the date of payment. Any principal amount converted by a note holder other than a conversion with respect to a monthly installment is applied to the monthly installments next due. The holders of the notes have anti-dilution rights with respect to certain sales of common stock or convertible securities at a price or with a conversion price less than the fixed conversion price.

         The warrants entitle the holders to purchase shares of the Company's common stock for a period of five years from the date of issuance at an exercise price of $.085 per share, except that the warrants issued to Atlas have an exercise price of $.04 per shares. The holders of the warrants have anti-dilution rights with respect to certain sales of common stock or convertible securities at a price or with a conversion price less than the exercise price.

         Pursuant to the subscription agreements, the Company also agreed to file with the Securities and Exchange Commission, a registration statement covering the shares of common stock issued at the closing, and the shares of common stock issuable upon conversion of the notes and upon exercise of the warrants. If the registration statement is not filed within the required timeframe, or does not become effective within the required timeframe, or does not remain effective for any 15 consecutive days, the Company has agreed to make substantial payments as liquidated damages, and the investors have the right to take stock in respect of the Company's liquidated damage obligation.

         The securities above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) of the Securities Act and Rule 506 of SEC. The securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Securities Act.

Item 9.01         Financial Statements and Exhibits.

         (c) Exhibits

         1.1 Agreement dated January 27, 2005 between the Company and Atlas Capital Services, LLC
         4.1  Form of Subscription Agreement
         4.2  Form of note
         4.3  Form of warrant (subscriber)
         4.4  Form of warrant (Atlas)
         99.1 Employment agreement dated as of July 1, 2004 between the Company and John P. Acunto, Jr.
         99.2 Employment agreement dated as of July 1, 2004 between the Company and Anton Lee Wingeier
         99.3 Copy of Press Release dated February 22, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ADSOUTH PARTNERS, INC.
                                               (Registrant)

Date: February 22, 2005              /S/  Anton Lee Wingeier
                                     ____________________________________
                                     Anton Lee Wingeier
                                     Chief Financial Officer

Exhibit 1.1

                          ATLAS CAPITAL SERVICES, LLC
Exhibit 1.1 dated January 27, 2005 between the Company and Atlas Capital Services, LLC

                                                               January 27, 2005



John Acunto Jr.
Chairman and CEO
Adsouth Partners, Inc.
1515 N. Federal Highway Suite, 418
Boca Raton, FL 33432

Dear Mr. Acunto :

         This letter confirms the terms and conditions under which Adsouth Partners, Inc. (the "Company") has engaged Atlas Capital Services, LLC ("Atlas"), a registered broker-dealer and member of the NASD to provide the services described below.

         1.       Services

         1.1 Mergers & Acquisition Services. Atlas will, to the extent requested by the Company, (i) assist the Company in identifying and evaluating candidates ("Candidates") for a potential Transaction with the Company; (ii) assist the Company in its efforts to seek additional business relationships that will be of benefit to the Company; (iii) contact potential Candidates which Atlas and the Company believe to be appropriate for a potential Transaction. In rendering such services, Atlas may meet with representatives of such Candidates, as are approved in advance by the Company, and provide such representatives with such information about the Company as may be appropriate, subject to customary business confidentiality; (iv) advise and assist the Company in considering the desirability of effecting a Transaction, and, if the Company believes such a Transaction to be desirable, in developing a general negotiating strategy for accomplishing a transaction; (v) advise and assist the Company in the course of its negotiation of a Transaction and will participate in such negotiations.

                       1.1.1 Definition of Transaction.As used herein, the term "Transaction" means (i) any business agreement, arrangement or transaction or series or combinations thereof which may include sales or exchanges of stock, warrants, or assets, or the making of loans, leases and other arrangements of every type and description (other than a Financing set forth in the Investment Banking Agreement), by which, directly or indirectly, an interest in the Company, its affiliates, or any business with common management with the Company, or any of their respective assets, capital stock or other securities is transferred to another entity, including, without limitation, by way of or in the form of, a merger, acquisition, sale or exchange of stock or assets, lease of assets, with or without purchase option, joint venture, licensing arrangements, minority investment or partnership; or (ii) any business agreement, arrangement or transaction or series or combinations thereof which may include sales or exchanges of stock, warrants, or assets, or the making of loans, leases and other arrangements of every type and description (other than a "Financing" as set forth below) by which, directly or indirectly, an interest in any entity is transferred to the Company, its affiliates, or any business with common management with the Company, or any of their respective assets, capital stock or other securities, including, without limitation, by way of and in the form of a merger, acquisition, sale or exchange of stock or assets, lease of assets, with or without purchase option, joint venture, licensing arrangements, minority investment or partnership.

         1.2 Financing. Atlas shall use its reasonable best efforts to introduce the Company to corporations, partnerships, mutual funds, hedge funds, accredited investors, investment partnerships, securities firms, lending and other institutions and entities (collectively "Entities") which may engage in or provide financing to the Company (the "Financing"). As used herein, the term "Entities" means and includes any party, which is directly or indirectly connected with or related to one of the Entities described above including, without limitation, all affiliates as well as any referral from any of the Entities. In addition to the foregoing, the term Entities includes any and all Entities previously introduced by Atlas to the Company pursuant to a prior agreement or engagement.


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

         1.3 Except as set forth below, all services provided by Atlas under this Agreement shall be at Atlas's cost and risk. Atlas's sole compensation, if any, shall be a "Transaction Fee" (as set forth in Section 4 below) or "Financing Fee" upon consummation of a Transaction or Financing, as the case may be, in any form with any Candidate or Entity introduced by Atlas to the Company.

         1.4 The Company acknowledges that Atlas's responsibilities shall be limited to the foregoing, and that Atlas shall have no responsibility for fulfilling any reporting or filing requirements of the Company pursuant to applicable federal and state securities laws. In addition, the Company expressly acknowledges and agrees that Atlas's obligations hereunder are on a reasonable best effort basis only and that the execution of this Agreement does not constitute a commitment by Atlas to purchase the securities or any other securities of the Company and does not ensure the successful completion of a Transaction or Financing .

         1.5 Notwithstanding anything in this Agreement to the contrary, the Company shall have the sole and absolute discretion to accept or not accept the terms of any Transaction or Financing. Neither the Company nor any of its affiliates shall have any liability whatsoever to Atlas or any other person or entity resulting from its decision not to enter into a proposed Transaction or Financing, regardless of the terms of the proposed Transaction or Financing.

         2.      Term

         This Agreement shall take effect immediately and shall continue for an initial term of Twelve (12) Months. Thereafter, the Agreement will renew every six (6) months unless terminated by the parties in writing.

         3.      Information

         In connection with Atlas's engagement hereunder, the Company will furnish Atlas and any prospective Candidate or Entity with any information concerning the Company that Atlas reasonably deems appropriate and will provide Atlas and prospective Candidates or Entities with reasonable access to the Company's officers, directors, accountants, counsel and other advisors, subject to the Company's non-disclosure agreement. In addition, Atlas shall be kept fully informed of any events that are reasonably likely to have a material effect on the financial condition of the Company. The Company represents and warrants to Atlas that all such information concerning the Company, whether in the form of a letter, circular, memorandum, notice or otherwise ("Materials") will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Atlas will not undertake any "due diligence" investigation and will be using and relying upon the information supplied by the Company and its officers, agents and others, the Materials, and any other publicly available information concerning the Company.

         4.      Transaction Fee.

         In consideration of Atlas's services, Atlas shall be entitled to receive, and the Company hereby agrees to pay to Atlas, the following:

         4.1 Upon the execution of this Agreement and provided that a bridge financing is provided to the Company, Atlas will receive an option to purchase 500,000 shares of Adsouth Partners common stock @ PAR. Atlas will pay $100 for this option.

         4.2 Upon the closing of a Transaction, Atlas shall receive a Transaction Fee payable by certified check or wire transfer equal to 5% of the principal amount of the Transaction Amount (as defined below), and shall be paid as proceeds are received by the Company from each Transaction. Any portion of Atlas's Transaction Fee that is attributable to proceeds to be received by the Company upon the occurrence of a future event, or the satisfaction of a contingency shall be paid when the event occurs or the contingency is satisfied.


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

         4.3 Upon the closing of a Financing, Atlas shall receive a Financing Fee payable by certified check or wire transfer equal to 10% of the principal amount of the Financing Amount (as defined below), and shall be paid as proceeds are received by the Company from each Financing. Any portion of Atlas's Financing Fee that is attributable to proceeds to be received by the Company upon the occurrence of a future event, or the satisfaction of a contingency shall be paid when the event occurs or the contingency is satisfied. In addition to the foregoing, upon consummation of a Financing, the Company will issue to Atlas and/or its designee(s) warrants (the "Warrants") to purchase such number of shares of the Company's common stock as shall be equal to 10% of the Financing Amount. The Warrants shall be exercisable for a period of four years from the date of closing with an exercise price equal to the effective per share or unit price paid by the Entities engaging in the Financing. The terms of the Warrants shall be set forth in one or more agreements (the "Warrant Agreements") in form and substance reasonably satisfactory to Atlas and the Company. The Warrant Agreements shall contain customary terms, including without limitation, provisions for change of control and registration rights consistent with the registration rights granted to the Entities.

         4.4 Atlas's Transaction Fee shall have been earned and shall be payable to Atlas upon consummation of any Transaction which occurs as a result of this Agreement with any Entity or Candidate in which a Transaction was made in whole or in part (1) during the term of this Agreement (hereafter "Phase I"); or, (2) within 18 months following the termination date of this Agreement (hereafter "Phase II") with regard to an Entity or Candidate introduced to the Company by Atlas. It is intended that "introduced" shall have its commonly understood meaning in transactions such as those contemplated in this Agreement.

         4.5 As used herein, the term "Transaction Amount" or "Financing Amount" shall mean the gross amount of all consideration, including without limitation to, all cash, cash equivalents, stock, warrants, and/or assets that is exchanged or provided to or by the Company or its shareholders, affiliates, or subsidiaries in a Transaction or Financing, or any entities formed in or which results from a Financing.

         4.6 Registration Rights. The Company shall grant to Atlas, for any shares of common stock issued pursuant to this Agreement, piggyback registration rights, subject to cut-back by the underwriter in its sole and absolute discretion, on Form S-3 or Form SB-2 or such other form as may be applicable pursuant to the Securities Act of 1933 as amended in accordance with the terms set forth below. Notwithstanding anything to the contrary contained herein, in the event the Company shall grant registration rights to any party subsequent to this Agreement that are more favorable, in any respect, than those granted to Atlas, then the Company shall provide Atlas with those right(s) that are more favorable than the rights of Atlas. Except as provided herein, the Company shall pay all expenses in connection with all registration of shares of common stock of Atlas. Notwithstanding the foregoing, each of Atlas and the Company shall be responsible for its own internal administrative and similar costs, which shall not constitute registration expenses.

         4.7 Travel Expenses. The Company hereby agrees to cover in advance all reasonable travel related expenses of Atlas in connection with the services provided hereunder.

         5.      Non-Circumvent.

         In order to prevent the Company from circumventing Atlas's position with an Entity, the Company agrees that whether or not any Transaction concerning the Company is completed, for a one-year period commencing from the date of this Agreement, without the prior express written consent of Atlas, neither the Company nor any of its officers, employees, or agents will (a) knowingly contact directly or indirectly any person or Entity or Candidate introduced to the Company by Atlas during the term of this Agreement; or (b) circumvent Atlas's position with respect to the Company or Entity or Candidate in any manner whatsoever. The foregoing shall not, however, prohibit (i) customary direct contacts between the Company and an Entity or Candidate as part of the negotiation and completion of a transaction, as long as Atlas is kept apprised of such contacts on a current basis, or (ii) direct contacts between the Company and an Entity or Candidate if Atlas fails to participate in the negotiation or completion of a transaction for any reason, so long as the Company pays Atlas the compensation to which it is entitled under this Agreement.


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

         6.      Exclusivity.

         The Company acknowledges and agrees that the rights granted to Atlas in this Agreement are on an exclusive basis for the Sixty (60) days beginning on such date that a bridge financing is provided to the Company following the execution of this Agreement (the "Exclusive Period"). Thereafter, and for the remainder of the term, this Agreement shall be on a non-exclusive basis. Subject to the succeeding sentence, the Company represents and warrants that during the Exclusive Period, no person or organization other than Atlas is, as a result of any action by the Company, entitled to compensation for services as a finder, broker, placement agent or investment banker. In order to coordinate our efforts during the Exclusive Period, the Company hereby agrees not to retain or enter into any agreement, written or oral, during the Exclusive Period with any Other Investment Bankers. In addition to the foregoing, in the event Atlas introduces the Company to an Entity (or Entities) that completes all or part of a Transaction, then the Company hereby agrees that in the event during the one year period following the closing of the Transaction the Company desires to raise additional debt or equity capital, Atlas shall have the right to participate in such additional debt or equity capital transactions.

         7. No Shorting. Atlas will not and will not cause any person or entity to engage in "short sales" of the Company's common stock.

         8.      Indemnification

         The Company shall indemnify Atlas under the indemnification provisions attached hereto as Schedule A and made a part hereof.

         9.      General Provisions.

         9.1 Any and all claims, disputes, or controversies arising out of this Agreement will be resolved by arbitration before the American Arbitration Association ("AAA") and that with respect to this Agreement, a party may seek injunctive relief and ancillary damages before the AAA. Each party irrevocably consents to subject matter jurisdiction before the AAA. The parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party for punitive or similar damages. The parties agree that any award or decision by the AAA shall be final and binding upon the parties and a judgment may be entered in a court of competent jurisdiction upon such award or decision. The parties agree that the situs of any arbitration or legal proceedings hereunder shall be the City of New York.

         9.2 This Agreement may not be amended or modified except in writing signed by both parties to the Agreement.

         9.3 All notices and other communications hereunder shall be deemed given upon (a) the sender's confirmation of receipt of a facsimile transmission to the recipient's facsimile number set forth below, (b) confirmed delivery by a standard overnight carrier to the recipient's address set forth below, or (c) delivery by hand to the recipient's address set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section 9.3):

               (a)    If to the Company, to:

                           John Acunto Jr.
                           Chairman and CEO
                           Adsouth Partners, Inc.
                           1515 N. Federal Highway, Suite 418
                           Boca Raton, FL 33432
                           Fax: 561-750-0420


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

               (b)    If to Atlas, to:

                           Robert Schechter
                           General Counsel
                           Atlas Capital Services, LLC
                           135 East 57th Street, 26th Floor
                           New York, New York 10022
                           Fax: (212) 267-3501

         9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

    9.5   Atlas shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Atlas shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.


         9.6 The Company hereby represents that it is a sophisticated business enterprise that has retained Atlas for the limited purposes set forth in this letter, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this letter.

               If the foregoing is acceptable to you, please sign and return the enclosed copy of this letter to my attention.

                                              Very truly yours,

                                              ATLAS CAPITAL SERVICES, LLC

                                              By: ____________________________
                                                    Name: Steven Pollan
                                                    Title:   Managing Director
AGREED AND ACCEPTED:
ADSOUTH PARTNERS, INC.

By: __________________________
Name:  John Acunto Jr.
Title: CEO
Date: _____________________


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

                                   Schedule A

Atlas Capital Services, LLC
135 East 57th Street, 26th Floor
New York, NY 10022

Ladies and Gentlemen:

     In connection with our engagement of Atlas Capital Services, LLC ("Atlas") as Investment Bankers, we hereby agree to indemnify and hold harmless Atlas and its affiliates, and the respective directors, officers, shareholders, agents and employees of Atlas (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses as incurred by any of them (including the reasonable fees and expenses of counsel) which
     (A) relate to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made to any Indemnified Person in connection with our engagement of Atlas, or (B) otherwise relate to or arise out of Atlas's activities on our behalf under Atlas's engagement, including any action by Atlas to collect amounts owed to it in connection therewith, and we shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action , suit or proceeding (collectively a "Claim"), in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of Atlas except for any Claim incurred by us solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

         We further agree that we will not, without the prior written consent of Atlas, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be reasonably sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person against whom such claim may be brought hereunder from any and all liability arising out of such claim.

         Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to do so notify us shall not relieve us from any obligations we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of reasonable fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines that having common counsel with the Company and/or another Indemnified Person would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and such Indemnified reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefore, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefore at its own expense.


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

     We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not Atlas is the Indemnified Person), we and Atlas shall contribute to the Claim for which such indemnify is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Atlas on the other, in connection with Atlas's engagement referred to above, and the relative fault, as between us and the Indemnified Person in respect of the Claim, subject to the limitation that in no event shall the amount of Atlas's contribution to such Claim exceed the amount of fees actually received by Atlas from us pursuant to Atlas's engagement. We hereby agree that the relative benefits to us, on the one hand, and Atlas on the other, with respect to Atlas's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which Atlas is engaged, to (b) the fee actually paid to Atlas in connection with such engagement; provided, however, that under no circumstances whatsoever shall Atlas be required to contribute to any such claim any amount in excess of the fee actually paid in connection with such engagement.

         Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect, any rights that any Indemnified Party may have at law or at equity.

         Should Atlas or its personnel be required or requested by us to provide documentary evidence or testimony in connection with any proceeding arising form or relating to Atlas's engagement, we agree to pay all reasonable expenses (including fees incurred for legal counsel) in complying therewith.

         Any and all claims, disputes, or controversies arising out of this Agreement will be resolved by arbitration before the American Arbitration Association ("AAA") and that with respect to this Agreement, a party may seek injunctive relief and ancillary damages before the AAA. Each party irrevocably consents to subject matter jurisdiction before the AAA. The parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party for punitive or similar damages. The parties agree that any award or decision by the AAA shall be final and binding upon the parties and a judgment may be entered in a court of competent jurisdiction upon such award or decision. The parties agree that the situs of any arbitration or legal proceedings hereunder shall be the City of New York.

It is understood that, in connection with Atlas's engagement, Atlas may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modifications of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of Atlas's engagement(s).

                                    Very truly yours,

                                    Adsouth Partners, Inc.



                                    By:_________________________
                                          John Acunto Jr.
                                         Chief Executive Officer


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

Confirmed and agreed to:

ATLAS CAPITAL SERVICES, LLC



By:_______________________
   Name:  Steven Pollan
   Title: Managing Director




           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

Exhibit 4.1  Form of Subscription Agreement

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of February 16, 2005, by and among AdSouth Partners, Inc., a Nevada corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

         WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase ________________________ Dollars ($________) (the "Purchase Price") of
principal amount of promissory notes of the Company ("Note" or "Notes") convertible into shares of the Company's common stock, $.0001 par value (the "Common Stock") at a per share conversion price equal to the lesser of (i) $0.04, or (ii) eighty percent (80%) of the average of the five lowest bid prices reported by Bloomberg L.P. for the Principal Market (as defined in Section 9.1(b) hereof) for the twenty trading days preceding each Conversion Date (as defined in Section 7.1(b) hereof); six (6) shares of Common Stock for each $0.20 of Purchase Price ("Initial Shares"); and share purchase warrants (the "Warrants") in the form attached hereto as Exhibit A, to purchase shares of Common Stock (the "Warrant Shares"). The Notes, shares of Common Stock issuable upon conversion of the Notes (together with the Initial Shares, the "Shares"), the Initial Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

         WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

                  1. Closing. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement ("Closing Date").

                  2. Conditions to Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto and the amount of Warrants determined pursuant to Section 3 below. The aggregate principal amount of the Notes to be purchased by the Subscribers on the Closing Date shall, in the aggregate, be equal to the Purchase Price.

                  3. Warrants. On the Closing Date, the Company will issue and deliver Class A Warrants to the Subscribers. One Class A Warrant will be issued for each two Shares which would be issued on the Closing Date assuming the complete conversion of the Notes issued on the Closing Date at the Conversion Price in effect on the Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $0.085. The Class A Warrants shall be exercisable until five years after the Closing Date.

                  4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                         (a)     Organization and Standing of the Subscribers.
If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.


                                       12
(Subscription Agreement)

                         (b)     Authorization and Power.  Each Subscriber has
the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

                         (c)     No Conflicts.  The execution, delivery and
performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                         (d)     Information on Company.  The Subscriber has
been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2003 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, S-8 and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

                         (e)     Information on Subscriber.  The Subscriber is,
and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Subscriber is not a broker-dealer.

                         (f)     Purchase of Securities.  On the Closing Date,
the Subscriber will purchase the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

                         (g)     Compliance with Securities Act.  The Subscriber
understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the


                                       13
(Subscription Agreement)
representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

                         (h)     Shares Legend.  The Shares and the Warrant
Shares shall bear the following or similar legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADSOUTH PARTNERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                         (i)     Warrants Legend.  The Warrants shall bear the
following

   or similar legend:


                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADSOUTH PARTNERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                         (j)     Note Legend.  The Note shall bear the following
legend:

                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADSOUTH PARTNERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                         (k)     Communication of Offer.  The offer to sell the
Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.


                                       14
(Subscription Agreement)

                         (l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

                         (m)     Restricted Securities.   Subscriber understands
that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act or unless an exemption from registration under the 1933 Act is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                         (n)     No Governmental Review.  Each Subscriber
understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                         (m)     No Market Manipulation.  No Subscriber has
taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                         (n)     Correctness of Representations.  Each
Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to each Closing Date shall be true and correct as of each Closing Date.

                         (o)     Florida Residents. If Subscriber is a Florida
resident or if the offer or sale occurs in Florida or if the documents are delivered in Florida, and if there are least five investors who meet one of these tests, the following shall apply: Pursuant to Section 517.061(11)(a)(5) of the Florida Statutes, Florida investors have a three day right to rescission. If a Florida resident has executed a subscription agreement, he or she may elect, within three business days after signing the subscription agreement, to withdraw from the subscription agreement and receive a full refund and return (without interest) of any money paid by him or her. A Florida resident's withdrawal will be without any further liability to any person. To accomplish such withdrawal, a Florida resident need only send a letter or telegram to the Company at 1515 North Federal Highway, Suite 418, Boca Raton, Florida 33432, Attention of Mr. Anton Lee Wingeier, Chief Financial Officer, indicating his or her intention to withdraw. Such letter or telegram must be sent and postmarked prior to the end of the aforementioned third business day. If a Florida resident sends a letter, it is prudent to sent it by certified mail, return receipt requested, to insure that it is received and also to evidence the time and date when it is mailed. Should a Florida resident make this request orally, he or she should ask for written confirmation that his or her request has been received.

                         (p)     Pennsylvania Residents.  If Subscriber is a
Pennsylvania resident, the following shall apply: Each person who accepts an offer to purchase securities exempted from registration by Section 203(d) of the Pennsylvania Securities Act of 1972, as amended, directly from the issuer or affiliate of the issuer, shall have the right to withdraw his or her acceptance without incurring any liability to the seller, underwriter (if any) or any


                                       15
(Subscription Agreement)
other person within two business days from the date of receipt by the issuer of his or her written binding contract of purchase or, in the case of a transaction in which there is no binding contract of purchase, within two business days after he or she makes the initial payment for the securities being offered. Each Pennsylvania investor is prohibited from selling his or her securities for a period of twelve months from the date of his or her purchase.

                         (q)     Survival.  The foregoing representations and
warranties shall survive the Closing Date for a period of three years.

                  5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

                            (a)  Due Incorporation.  The Company is a
    corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries (as defined in Section 5(w) hereof) taken as a whole.

                            (b)  Outstanding Stock.  All issued and outstanding
shares of capital stock of the Company has been duly authorized and validly issued and are fully paid and nonassessable.

                            (c)  Authority; Enforceability.  This Agreement, the
Note, the Warrants, and the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, usury, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

                            (d) Additional Issuances.   There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the Subsidiaries of the Company except as described on Schedule 5(d).

                            (e) Consents.  No consent, approval, authorization
or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Bulletin Board nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

                            (f)  No Violation or Conflict.  Assuming the
representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

    (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust


                                       16
(Subscription Agreement)
    or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or
    (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

                                 (ii)     result in the creation or imposition
of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or

    (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

                                 (iv)     result in the activation of any
piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

                            (g)  The Securities.  The Securities upon issuance:

                                 (i)      are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                                 (ii)     have been, or will be, duly and
validly authorized and on the date of issuance of the Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted; provided, however, that no representation is made with respect to the ability of any Subscriber to convert the Note or exercise any Warrant if and to the extent that the Conversion Price of the Note or the exercise price of the Warrant would result in the issuance of a number of shares of Common Stock which is greater than the amount by which the authorized Common Stock exceeds the sum of the outstanding Common Stock and the shares of Common Stock reserved for issuance pursuant to outstanding agreements and outstanding options, warrants, rights, convertible securities and other securities upon the exercise or conversion of which or pursuant to the terms of which additional shares of Common Stock may be issuable (the foregoing proviso being referred to as the "Authorized Stock Proviso");

                                 (iii)    will not have been issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company;

                                 (iv)     will not subject the holders thereof
to personal liability by reason of being such holders; and

                                 (v)      subject to the truth and accuracy of
the Subscriber's representations and warranties herein, will not result in a violation of Section 5 under the 1933 Act.

                            (h)  Litigation.  There is no pending or, to the
best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

                            (i)  Reporting Company.  The Company is a
publicly-held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

                            (j)  No Market Manipulation.  The Company and its
Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                            (k)  Information Concerning Company.  The Reports
contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

                            (l)  Stop Transfer.  The Company will not issue any
stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                            (m)  Defaults.   The Company is not in violation of
its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

                            (n)  No Integrated Offering.  Neither the Company,
nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board ("Bulletin Board"). Except as a result of an election by the Subscriber pursuant to Section 12(a) hereof, neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, except as a result of an election by the Subscriber pursuant to Section 12(a) hereof.

                            (o)  No General Solicitation.  Neither the Company,
nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                            (p)  Listing.  The Company's common stock is quoted
on the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

                            (q)  No Undisclosed Liabilities.  The Company has no
liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2003 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 5(q).

                            (r)  No Undisclosed Events or Circumstances.  Since
December 31, 2003, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations


                                       18
(Subscription Agreement)
or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                            (s)  Capitalization. The authorized and outstanding
capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                            (t)  Dilution. The Company's executive officers and
directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

                            (u)  No Disagreements with Accountants and Lawyers.
There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                            (v)  Investment Company.   Neither the Company nor
any Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                            (w)  Subsidiary Representations.   The Company makes
each of the representations contained in Sections 5(a), (b), (d), (f), (h), (m),
(s) and (u) of this Agreement, as same relate to each Subsidiary of the Company. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company's Subsidiaries as of the Closing Date are set forth on Schedule 5(x) hereto

                            (x)  Correctness of Representations.  The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of each Closing Date.

                            (y)  Survival.  The foregoing representations and
warranties shall survive the Closing Date for a period of three years.

                  6. Regulation D Offering. The offer and, subject to the truth and accuracy of the Subscriber's representations and warranties herein, issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are


                                       19
(Subscription Agreement)
reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement.

                  7.1.      Conversion of Note.

                            (a)     Upon the conversion of a Note or part
thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to Company's transfer agent, and issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Subscriber, provided the Shares are then subject to a current and effective registration statement, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

                            (b) Subscriber will give notice of its decision to exercise its right to convert the Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber and the Subscriber has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                            (c)     The Company understands that a delay in the
delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively after the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

                            (d)     Nothing contained herein or in any document
referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be


                                       20
(Subscription Agreement)
paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

                  7.2. Mandatory Redemption at Subscriber's Election. In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement), then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber, at the Subscriber's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 120%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Subscriber (with the date of giving of such designation being a "Deemed Conversion Date") at the then Conversion Price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon and any other sums arising and outstanding under the Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the twenty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment calculated pursuant to subsections (i) and (ii) above of this Section 7.2.

                  7.3. Maximum Conversion. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing and the following sentence, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may void the conversion limitation described in this Section 7.3 upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

                  7.4. Injunction Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note or exercise of all or part of such Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the Note, or aggregate purchase price of the Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

                  7.5. Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after seven (7) business days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not


                                       21
(Subscription Agreement)
timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                  7.6 Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be adjusted as described in this Agreement, the Securities.

                  7.7.     Redemption.   The Note and Warrants shall not be
redeemable or callable except as described in the Note.

                  7.8.     Deemed Value.   The Initial Shares shall have a
deemed value of $0.04 for purposes of calculation of liquidated and other damages pursuant to the Transaction Documents.

                  8.       Broker/Legal Fees.

                           (a)     Broker's Fee.   The Company on the one hand,
and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees other than Atlas Capital Services, LLC ("Broker") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company agrees that on the Closing Date, the Company will pay the Broker the fee as described on Schedule 8 hereto. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Broker.

                           (b)     Legal Fees.   The Company shall pay to
Grushko & Mittman, P.C., a fee of $17,500 ("Legal Fees") (of which $2,500 has been paid) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Securities (the "Offering") and acting as Escrow Agent for the Offering. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.

                  9.1. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

                           (a) Stop Orders. The Company will advise the Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                           (b) Listing. The Company shall promptly secure the listing of the Shares and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Notes or Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

                           (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated


                                       22
(Subscription Agreement)
    by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

                           (d) Filing Requirements. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will
    (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until three (3) years after the Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or three (3) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to counsel to the Subscribers.

                           (e)     Use of Proceeds.  The proceeds of the
Offering will be employed by the Company for working capital or other corporate purposes.

                           (f)     Reservation.   Prior to the Closing Date, the
    Company undertakes to reserve and maintain in reserve, pro rata, on behalf of each holder of a Note or Warrant, from its authorized but unissued common stock, a number of common shares equal to 200% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest and reserve the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9.1(f) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement and an Event of Default under the Note.

                           (g) Taxes. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                           (h) Insurance. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.


                                       23
(Subscription Agreement)

                           (i) Books and Records. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                           (j)     Governmental Authorities.   From the date of
    this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                           (k) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the Offering not later than the first business day after the Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the Offering is annexed hereto as Exhibit D.

                           (l)     Further Registration Statements.   Except for
a registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement which may include the Shares described on Schedule 11.1 hereto, the Company will not file any registration statements or amend any already filed registration statement, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of the Subscriber until the sooner of (i) the Registration Statement described in
Section 11.1(iv) hereof shall have been declared effective by the Commission and available for use in connection with the public resale of the Shares and Warrant Shares for 180 days or (ii) until all the Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations ("Exclusion Period"). The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note.

                           (m)     Non-Public Information.  The Company
covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  10. Covenants of the Company and Subscriber Regarding Indemnification.

                              (a)     The Company agrees to indemnify, hold
    harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

                              (b)     Each Subscriber agrees to indemnify, hold
    harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim,


                                       24
(Subscription Agreement)
    cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or
    (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

                              (c)     In no event shall the liability of any
    Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

                              (d)     The procedures set forth in Section 11.6
    shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.


                  11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

                             (i)  On one occasion, for a period commencing one
    hundred fifty-one (151) days after the Filing Date (as defined in Section 11.1(iv) below), but not later than two (2) years after the Closing Date ("Request Date"), upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and issuable upon conversion of the Notes, Initial Shares and the Warrant Shares actually issued upon exercise of the Warrants and Broker's Warrants (as defined on Schedule 8 hereto), the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Shares and Warrant Shares issuable upon exercise of the Warrants (collectively "Registrable Securities") which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities (A) which are registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, or (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to a registration statement or Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten (10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

                             (ii) If the Company at any time proposes to
    register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.


                                       25
(Subscription Agreement)

                             (iii) If, at the time any written request for
    registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

                             (iv) The Company shall file with the Commission a
    Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act) not later than ninety (90) days after the Closing Date (the "Filing Date"), and cause it to be declared effective not later than one hundred and fifty (150) days after the Filing Date (the "Effective Date"). The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 200% of the Shares issuable upon conversion of the Notes and all of the Initial Shares and Warrant Shares issuable upon exercise of the Warrants and Broker's Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will be amended or additional registration statements will be filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Such amendments or additional registration statements must be filed within fifteen business days of the first date upon which insufficient Shares and Warrant Shares are registered. Without the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement except as described on Schedule 11.1, hereto. It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement is declared effective by the Commission ("Actual Effective Date") the Company has registered for unrestricted resale on behalf of the Subscriber fewer than 125% of the amount of Common Shares issuable upon full conversion of all sums due under the Notes and 100% of the Initial Shares and Warrant Shares issuable upon exercise of the Warrants and Broker's Warrants.

                  11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                               (a)  subject to the timelines provided in this
    Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) on or before 6:00 PM EST on the same business day that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

                               (b)  prepare and file with the Commission such
    amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of three (3) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

                               (c)  furnish to the Sellers, at the Company's
    expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;


                                       26
(Subscription Agreement)

                               (d)  use its commercially reasonable best efforts
    to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall reasonably request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                               (e)  if applicable, list the Registrable
    Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                               (f)  immediately notify the Sellers when a
    prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                               (g)  provided same would not be in violation of
    the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

                  11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  11.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under
Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, (C) the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments,
(D) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 90 days after such written request, or is not declared effective within 150 days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement) for a period of time which shall exceed 20 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes owned of record by such holder which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. Liquidated Damages that accrue pursuant to Section (A) above will be waived provided no other Non-Registration Event has occurred. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to within ten (10) business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the


                                       27
(Subscription Agreement)

Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this
Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to an effective Registration Statement or Rule 144(k) under the 1933 Act.

                  11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fee of one counsel for all Sellers (not to exceed $5,000) are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of one counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  11.6.     Indemnification and Contribution.

                               (a)  In the event of a registration of any
    Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
    Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                               (b)  In the event of a registration of any of the
    Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon


                                       28
(Subscription Agreement)
    the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

                               (c)  Promptly after receipt by an indemnified
    party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                               (d)  In order to provide for just and equitable
    contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  11.7.    Delivery of Unlegended Shares.

                               (a)  Within three (3) business days (such third
    business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Shares, Warrant Shares or Initial Shares have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as


                                       29
(Subscription Agreement)
    applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, opining on the permissibility of the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

                               (b)  In lieu of delivering physical certificates
    representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

                           (c)      The Company understands that a delay in the
delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the purchase price of such Shares and Warrant Shares ("Unlegended Redemption Amount"). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

                           (d)      In addition to any other rights available to
a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                           (e)      In the event a Subscriber shall request
delivery of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one


                                       30
(Subscription Agreement)
associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

                  12.     (a)     Right of First Refusal/Redemption. Until the
end of the Exclusion Period, the Subscribers shall be given not less than ten
(10) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) as a result of the exercise of options or warrants or conversion of convertible Notes or amounts which are granted, issued or accrue pursuant to this Agreement, (ii) as has been described in the Reports or Other Written Information filed with the Commission or delivered to the Subscribers prior to the Closing Date, (iii) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, (iv) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, and (v) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans (collectively the foregoing are "Excepted Issuances"). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the ten (10) business days following receipt of the notice to purchase in the aggregate of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering ("Pro Rata Portion"). In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the ten (10) business days following the notice of modification, whichever is longer, to exercise such right. Subscribers who exercise their rights pursuant to this Section 12(a) may pay for the Common Stock, debt or other securities by tendering any instrument or waiving payment of any sums due to them under the Transaction Documents. Each one dollar tendered as payment shall be valued at $1.20 ("Attributed Value") of payment for such other common stock, debt or other securities or Subscribers who do not exercise their purchase rights pursuant to this Section 12(a) may instead demand to receive such Subscribers' Pro Rata Portion from the Company in cash, out of the proceeds received by the Company and tendered for redemption any instrument or waive payment of any sums due to them under the Transaction Documents. Such redeeming Subscribers will receive the Attributed Value of such tendered instruments or waived sums.

                          (b)     Favored Nations Provision.   Except for the

Excepted Issuances, if at any time Notes or Warrants are outstanding, the

Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the

Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes, Shares, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each

Subscriber so that the average per share purchase price of the shares of Common

Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the

Conversion Price and Warrant Exercise Price shall automatically be reduced to such other lower price per share. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be


                                       31
(Subscription Agreement)
calculated separately for the Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Shares received upon conversion and separately for Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of

Common Stock. The Subscriber is granted the registration rights described in

Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-a-vis such additional common shares shall be, respectively, the thirtieth (30th) and sixtieth (60th) date after the closing date giving rise to the requirement to issue the additional shares of

Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the

Conversion Price or Warrant exercise price in effect upon such issuance. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any

Transaction Document, and any other agreement referred to or entered into in connection herewith.

                          (c)     Maximum Exercise of Rights.   In the event the
    exercise of the rights described in Sections 12(a) and 12(b) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

                  13.     Miscellaneous.

                          (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: AdSouth Partners, Inc., 1515 North Federal Highway, #418, Boca Raton, FL 33432, Attn: Lee Wingeier, CFO, telecopier number: (561) 750-


                                       32
(Subscription Agreement)

    0420, with a copy by telecopier only to: Asher S. Levitsky PC, Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, NY 10158, telecopier number: (212) 716-3338, (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Broker, to: Atlas Capital Services, LLC, 135 East 57th Street, 26th Floor, New York, NY 10022, Attn: Steven Pollan, telecopier number: (212) 267-3501.

                          (b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

                          (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                          (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                          (e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                          (f) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any


                                       33
(Subscription Agreement)

    Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.




                     [THIS SPACE INTENTIONALLY LEFT BLANK]




                                       34
(Subscription Agreement)

                          ATLAS CAPITAL SERVICES, LLC

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        ADSOUTH PARTNERS, INC.
                                        a Nevada corporation

                                        By:_________________________________
                                              Name: John P. Acunto, Jr.
                                              Title: Chief Executive Officer

                                        Dated: February ___, 2005





           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

                          ATLAS CAPITAL SERVICES, LLC

Exhibit 4.2   Form of note

         THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADSOUTH PARTNERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                a)       CONVERTIBLE NOTE

         FOR VALUE RECEIVED, ADSOUTH PARTNERS, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to __________________________________,
___________________________________________________________, (the "Holder") or
its registered assigns or successors in interest or order, without demand, the sum of _____________________________ Dollars ($__________) ("Principal Amount"),
with simple and unpaid interest thereon, on December ___, 2006 (the "Maturity Date"), if not sooner paid.

         This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                         ARTICLE I

                                              2)     INTEREST; AMORTIZATION

                                                        3)

   1.1. Interest Rate. Subject to Section 5.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") of ten percent (10%). Interest on the Principal Amount shall accrue from the date of this Note and shall be payable monthly, in arrears, commencing on the first business day of the calendar month following the sooner of (i) 120 days after the Closing Date, or (ii) the actual effective date of the Registration Statement described in Section 11.1(iv) of the Subscription Agreement, and on the first business day of each consecutive calendar month thereafter (each a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

          1.2. Minimum Monthly Principal Payments. Amortizing payments of the outstanding Principal Amount of this Note shall commence on the Repayment Date and on each successive Repayment Date until the Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such Principal Amount into Common Stock pursuant to the terms hereof. Subject to Section 2.1 and Article 3 below, on each Repayment Date, the Borrower shall make payments to the Holder in the amount of one-eighteenth (1/18th) of the initial Principal Amount (the "Monthly Principal Amount"), together with any other amounts and interest, which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the "Monthly Amount"). Amounts of conversions of Principal Amount made by the Holder or Borrower pursuant to Section 2.1 or
Article III, and amounts converted pursuant to Section 2.3 of this Note shall be applied to Monthly Amounts commencing with the Monthly Amount first payable and then Monthly Amounts thereafter in chronological order. Any Principal Amount, interest and any other sum


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501
arising under the Subscription Agreement that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

          1.3. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within twenty (20) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 6.7) automatically be increased to fifteen percent (15%), and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived.

                                   ARTICLE II

                              CONVERSION REPAYMENT

          2.1.  (a)     Payment of Monthly Amount in Cash or Common Stock. If
the Monthly Amount (or a portion thereof of such Monthly Amount if such portion of the Monthly Amount could have been converted into shares of Common Stock but for Section 3.2) may be paid in cash pursuant to Section 2.1(b), then the Borrower shall pay the Holder in cash an amount equal to 110% of the Monthly Amount due and owing to the Holder on the Repayment Date. If the Monthly Amount (or a portion of such Monthly Amount, if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Borrower to the Holder on such Repayment Date (in respect of such portion of the Monthly Amount converted into shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing
(x) the portion of the Monthly Amount converted into shares of Common Stock, by
(y) the then applicable Conversion Price as defined in Section 3.1 of this Note.

                (b) Monthly Amount Conversion Guidelines. Subject to Sections 2.1(a), 2.1(b), 2.2 and 3.2 hereof, the Holder shall convert into shares of Common Stock at the Fixed Conversion Price the maximum portion of the Monthly Amount due on each Repayment Date provided that the average of the five lowest closing bid prices of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the twenty (20) consecutive trading days immediately preceding such Repayment Date shall be greater than or equal to 75% above the Fixed Conversion Price ("Conversion Criterion"). The Monthly Amount due on a Repayment Date that the Holder has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criterion or the Additional Conversion Limitation shall be paid by the Borrower at the Borrower's election (i) in cash at the rate of 110% of such Monthly Amount otherwise due on such Repayment Date, within three (3) business days after the applicable Repayment Date, or (ii) in registered, unlegended, free-trading Common Stock at an applied conversion rate equal to the lesser of the Fixed Conversion Price or eighty percent (80%) of the average of the five (5) lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding such Repayment Date. Such shares of Common Stock must be delivered to the Holder not later than three (3) business days of the applicable Repayment Date. Whichever of the OTC Pink Sheets, NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange or such other principal market or exchange where the Common Stock is listed or traded is the principal trading exchange or market for the Common Stock is the Principal Market. The Borrower must send notice to the Holder by confirmed telecopier not later than 3:00 PM, New York City time on the trading day immediately preceding each Repayment Date notifying Holder of Borrower's election to pay the Monthly Redemption Amount in cash or stock. The Notice must state the amount of cash and or stock to be paid and include supporting calculations. Elections by the Borrower must be made to all Holders of Notes similar to this Note in proportion to the relative Note principal held by such Note Holders. If such notice is not timely sent or if the Monthly Redemption Amount is not timely delivered, then Holder shall have the right instead of the Company to elect within five trading days after the later of the applicable Repayment Date or required delivery date, as the case may be, whether to be paid in cash or Common Stock.

                (c) Application of Conversion Amounts. Any amounts converted by the Holder pursuant to Section 2.1(b) shall be deemed to constitute payments of, or applied (i) first, against outstanding fees, (ii) second, against accrued interest on the Principal Amount, and (iii) third, against the Principal Amount.


                                       37
(Subscription Agreement)

          2.2. No Effective Registration. Notwithstanding anything to the contrary herein, no amount payable hereunder may be paid in shares of Common Stock by the Borrower without the Holder's consent unless (a) either (i) an effective current Registration Statement covering the shares of Common Stock to be issued in satisfaction of such obligations exists, or (ii) an exemption from registration of the Common Stock is available pursuant to Rule 144(k) of the Securities Act, and (b) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option..

          2.3. Optional Redemption of Principal Amount. Provided an Event of Default is not continuing, the Borrower will have the option of prepaying the outstanding Principal Amount ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred and five percent (105%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Subscription Agreement or any Transaction Document through the Redemption Payment Date as defined below (the "Redemption Amount"). Borrower's election to exercise its right to prepay must be by notice in writing ("Notice of Redemption"). The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not less than seven (7) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period. On the Redemption Payment Date, the Redemption Amount less any portion of the Redemption Amount against which the Holder has exercised its rights pursuant to Section 3.1, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower's failure may be deemed by Holder to be a non-curable Event of Default.

                                   ARTICLE III

                                CONVERSION RIGHTS

          3.1. Holder's Conversion Rights. Subject to Section 3.2 and the mandatory conversion provisions therein, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Subscription Agreement, and the Transaction Documents, including but not limited to Liquidated Damages, into shares of Common Stock, subject to the terms and conditions set forth in this
Article III at $0.04 ("Fixed Conversion Price"), as same may be adjusted pursuant to this Note and the Subscription Agreement. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.

          3.2. Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note nor may this Note be converted in whole or in part into an amount of Common Stock that would be convertible into that number of Common Stock which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The foregoing limitation shall be calculated as of each Conversion Date. Subject to the foregoing and the following sentence, aggregate conversions over time shall not be limited to 4.99%. The Holder may void the Conversion Share limitation described in this
Section 3.2 upon 61 days prior notice to the Borrower. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

          3.3.   Mechanics of Holder's Conversion.

                 (a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of


                                       38
(Subscription Agreement)
conversion (a "Notice of Conversion") to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within three
(3) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

                 (b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower's transfer agent, within two (2) business days after the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such shares of Common Stock. Notwithstanding the foregoing to the contrary, the Borrower or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC (or certificates free of restrictive legends) if the registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Note is effective and the Holder has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. In the event that Conversion Shares cannot be delivered to the Holder via DWAC, the Borrower shall deliver physical certificates representing the Conversion Shares by the Delivery Date.

          3.4.   Conversion Mechanics.

                 (a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

                 (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                         A.     Merger, Sale of Assets, etc.  If the Borrower
at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                         B.     Reclassification, etc.  If the Borrower at any
time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                         C.     Stock Splits, Combinations and Dividends.  If
the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the


                                       39
(Subscription Agreement)

Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                         D.     Share Issuance.   So long as this Note is
outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete conversion of this Note for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Fixed Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Fixed Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

                 (c) Whenever the Fixed Conversion Price is adjusted pursuant to Section 3.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

          3.5. Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than two hundred percent (200%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

          3.6 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Company. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

           The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

          4.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of five (5) business days after the due date.

          4.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) business days after written notice to the Borrower from the Holder.


                                       40
(Subscription Agreement)

          4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and a Closing Date.

          4.4 Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

          4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

          4.6 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date.

          4.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not stayed or dismissed within ninety (90) days of initiation.

          4.8 Delisting. Delisting of the Common Stock from the OTC Bulletin Board ("Bulletin Board") or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the Bulletin Board for a period of seven consecutive trading days; or notification from the Bulletin Board or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the Bulletin Board or other Principal Market.

          4.9 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower's Common Stock that lasts for five or more consecutive trading days.

          4.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or the Subscription Agreement, and, if requested by Borrower, a replacement Note.

          4.11 Non-Registration Event. The occurrence of a Non-Registration Event as described in the Subscription Agreement.

          4.12 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document which is not cured after any required notice and/or cure period.

                                    ARTICLE V

                                  MISCELLANEOUS

          5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice


                                       41
(Subscription Agreement)
or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: AdSouth Partners, Inc., 1515 North Federal Highway, #418, Boca Raton, FL 33432, Attn: Lee Wingeier, CFO, telecopier number: (561) 750-0420, with a copy by telecopier only to: Asher S. Levitsky PC, Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, NY 10158, telecopier number: (212) 716-3338, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

          5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. No transfer of this Note shall be effective unless such transfer is made in compliance with all applicable federal and state securities laws and the Holder shall provide to the Company an opinion of counsel, which counsel and opinion shall be reasonably acceptable to the Company, as to the exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. The Company shall be entitled to treat as the owner of this Note only the person shown as the Holder on its books and records, regardless of whether the Company has any contrary knowledge.

          5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

          5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

          5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          5.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.


                                       42
(Subscription Agreement)

          5.9 Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

          5.10 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of February, 2005.

                                          ADSOUTH PARTNERS, INC.



                                          By:________________________________
                                                Name:
                                                Title:

WITNESS:




--------------------------------------





                                       43
(Subscription Agreement)

                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by AdSouth Partners, Inc. on February ___, 2005 into Shares of Common Stock of AdSouth Partners, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________


Conversion Price:______________________________________________________________


Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of AdSouth Partners, Inc.

Shares To Be Delivered:________________________________________________________


Signature:_____________________________________________________________________


Print Name:____________________________________________________________________


Address:_______________________________________________________________________

          _____________________________________________________________________





                                       44
(Subscription Agreement)

                          ATLAS CAPITAL SERVICES, LLC

Exhibit 4.3   Form of warrant (subscriber)

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADSOUTH PARTNERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

            Right to Purchase _________ shares of Common Stock of AdSouth Partners, Inc. (subject to adjustment as provided herein)

                      CLASS A COMMON STOCK PURCHASE WARRANT

No. 2005-A-001                                   Issue Date: February ____, 2005

         ADSOUTH PARTNERS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ____________________________, ________________________________________________,
or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth (5th) anniversary of the Issue Date (the "Expiration Date"), up to ________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.085. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated February ___, 2005, entered into by the Company and Holders of the Class A Warrants.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include AdSouth Partners, Inc. and any corporation which shall succeed or assume the obligations of AdSouth Partners, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.0001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

         1.       Exercise of Warrant.

                  1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.


           135 East 57th Street, 26th Floor New York, NY 10022 U.S.A
                   Phone: (212) 267-3500 Fax: (212) 267-3501

                  1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying
(a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (a)      If the Company's Common Stock is traded on
an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                           (b)      If the Company's Common Stock is not traded
on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                           (c)      Except as provided in clause (d) below, if
the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                           (d)      If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

         1.6.     Delivery of Stock Certificates, etc. on Exercise. The
Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such

Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2.       Warrant Exercise.

                  (a) If a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available during the time that such Registration Statement is required to be effective pursuant to the terms of the Subscription Agreement, then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to convert this Warrant into the number of shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                           X=Y (A-B)
                             -------
                                A

   Where X=   the number of shares of Common Stock to be issued to the holder

         Y=       the number of shares of Common Stock
                  purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised
                  (at the date of such calculation)

         A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

         B=       Purchase Price (as adjusted to the date of such calculation)

                  (c) The Holder may employ the cashless exercise feature described in Section (b) above only during the pendency of a Non-Registration Event as described in Section 11 of the Subscription Agreement.

         For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3.       Adjustment for Reorganization, Consolidation, Merger, etc.

                  3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. Certain Merger and Sale Transactions. Notwithstanding any other provisions of this Warrant, in the event of a Specified Merger, as hereinafter defined, this Warrant, if not exercised prior to the effective time of the Specified Merger, shall, at the effective time of the Specified Merger, without any action on the part of the holder, become and be converted into the right to receive cash or securities equal to the amount determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the amount by which (i) the consideration payable with respect to one share of Common Stock in the Specified Merger exceeds (ii) the Purchase Price in effect immediately prior to the effectiveness of the Specified Merger. A Specified Merger shall mean the merger or consolidation of the Company into another corporation or entity or the sale by the Company of all or substantially all of its business and assets in a transaction in which the net proceeds or other consideration from such sale are distributed to the Company's stockholders in liquidation of their shares of Common Stock, if, and only if, the sole consideration to be received by the holders of the Common Stock is cash, including any contingent cash, and/or securities all of which are listed on the New York or American Stock Exchange, the Nasdaq Stock Market, the OTC Bulletin Board or the Pink Sheets. Securities issued in the Specified Merger shall be valued at the average closing price thereof on the principal stock exchange or market on which the securities are listed for the five trading-day period ending the trading day prior to the effective date of the Specified Merger. Payment to the holder of this Warrant with respect to any such securities shall be payable in either cash or in such securities (valued as herein provided), as the Company shall determine, it being understood that the Company will seek, to the extent practical, allocate cash and such securities in the same percentages as is payable to the holders of Common Stock. If, in a Specified Merger, the value of the consideration payable with respect to one share of Common Stock is less than the Purchase Price in effect immediately prior to the effectiveness of the Specified Merger, no payment shall be made to the holder of this Warrant, and this Warrant shall terminate.

                  3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase

Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in Sections 11.1 through 11.7 of the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing and the following sentence, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

         11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

         12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13.     Notices.   All notices, demands, requests, consents, approvals,
and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: AdSouth Partners, Inc., 1515 North Federal Highway, #418, Boca Raton, FL 33432, Attn: Lee Wingeier, CFO, telecopier number: (561) 750-0420, with a copy by telecopier only to: Asher S. Levitsky PC, Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, NY 10158, telecopier number: (212) 716-3338, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

         14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                               ADSOUTH PARTNERS, INC.



                               By:   ___________________________________________
                                           Name:
                                           Title:






Witness:



______________________________

Exhibit 4.4   Form of warrant (Atlas)

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADSOUTH PARTNERS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

             Right to Purchase _________ shares of Common Stock of AdSouth Partners, Inc. (subject to adjustment as provided herein)

                 CLASS A COMMON STOCK PURCHASE WARRANT (Broker)

No. 2005-B-001                              Issue Date: February ____, 2005

         ADSOUTH PARTNERS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ATLAS CAPITAL SERVICES, LLC, 135 East 57th Street, 26th Floor, New York, NY 10022, Attn: Steven Pollan, telecopier number: (212) 267-3501, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth (5th) anniversary of the Issue Date (the "Expiration Date"), up to ________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.04. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated February ___, 2005, entered into by the Company and Holders of the Company's Securities.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include AdSouth Partners, Inc. and any corporation which shall succeed or assume the obligations of AdSouth Partners, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.0001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

         1.      Exercise of Warrant.

                 1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying
(a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (a)      If the Company's Common Stock is traded on
an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                           (b)      If the Company's Common Stock is not traded
on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                           (c)      Except as provided in clause (d) below, if
the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                           (d)      If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

         1.6.     Delivery of Stock Certificates, etc. on Exercise. The
Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          2.      Warrant Exercise.

                  (a) If a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available during the time that such Registration Statement is required to be effective pursuant to the terms of the Subscription Agreement, then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to convert this Warrant into the number of shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                         X=Y(A-B)
                           ------
                             A

     Where X=  the number of shares of Common Stock to be issued to the holder

           Y=  the number of shares of Common Stock
               purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised
               (at the date of such calculation)

           A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

           B=  Purchase Price (as adjusted to the date of such calculation)

                  (d) The Holder may employ the exercise feature described in Section (b) above only during the pendency of a Non-Registration Event as described in Section 11 of the Subscription Agreement.

         For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3.       Adjustment for Reorganization, Consolidation, Merger, etc.

                  3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. Certain Merger and Sale Transactions. Notwithstanding any other provisions of this Warrant, in the event of a Specified Merger, as hereinafter defined, this Warrant, if not exercised prior to the effective time of the Specified Merger, shall, at the effective time of the Specified Merger, without any action on the part of the holder, become and be converted into the right to receive cash or securities equal to the amount determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the amount by which (i) the consideration payable with respect to one share of Common Stock in the Specified Merger exceeds (ii) the Purchase Price in effect immediately prior to the effectiveness of the Specified Merger. A Specified Merger shall mean the merger or consolidation of the Company into another corporation or entity or the sale by the Company of all or substantially all of its business and assets in a transaction in which the net proceeds or other consideration from such sale are distributed to the Company's stockholders in liquidation of their shares of Common Stock, if, and only if, the sole consideration to be received by the holders of the Common Stock is cash, including any contingent cash, and/or securities all of which are listed on the New York or American Stock Exchange, the Nasdaq Stock Market, the OTC Bulletin Board or the Pink Sheets. Securities issued in the Specified Merger shall be valued at the average closing price thereof on the principal stock exchange or market on which the securities are listed for the five trading-day period ending the trading day prior to the effective date of the Specified Merger. Payment to the holder of this Warrant with respect to any such securities shall be payable in either cash or in such securities (valued as herein provided), as the Company shall determine, it being understood that the Company will seek, to the extent practical, allocate cash and such securities in the same percentages as is payable to the holders of Common Stock. If, in a Specified Merger, the value of the consideration payable with respect to one share of Common Stock is less than the Purchase Price in effect immediately prior to the effectiveness of the Specified Merger, no payment shall be made to the holder of this Warrant, and this Warrant shall terminate.

                  3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in Sections 11.1 through 11.7 of the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing and the following sentence, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

         11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

         12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13.      Notices.   All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: AdSouth Partners, Inc., 1515 North Federal Highway, #418, Boca Raton, FL 33432, Attn: Lee Wingeier, CFO, telecopier number: (561) 750-0420, with a copy by telecopier only to: Asher S. Levitsky PC, Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, NY 10158, telecopier number: (212) 716-3338, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

         14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                     ADSOUTH PARTNERS, INC.



                                     By:   ____________________________________
                                              Name:
                                              Title:






Witness:



______________________________

Exhibit  99.1 Employment agreement dated as of July 1, 2004 between the Company and John P. Acunto, Jr.
         99.2 Employment agreement dated as of July 1, 2004 between the Company and Anton Lee Wingeier
         99.3 Copy of Press Release dated February 17, 2005

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of the 1st day of July, 2004 by and between Adsouth Partners, Inc., a Nevada corporation with its principal office at 1515 North Federal Highway, Suite 418, Boca Raton, Florida 33432 (the "Company"), and John
P. Acunto, Jr., residing at _________________________________ ("Executive").

                              W I T N E S S E T H:
         WHEREAS, the Company has engaged Executive as its chief executive officer and desires to continue to obtain the benefits of Executive's knowledge, skill and ability in connection with managing the operations of the Company and to continue to employ Executive on the terms and conditions hereinafter set forth; and

         WHEREAS, Executive desires to provide his services to the Company and to accept employment by the Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

         Employment and Duties.
         ---------------------

                  Subject to the terms and conditions hereinafter set forth, the Company hereby employs Executive as its Chief Executive Officer, and he shall have the duties and responsibilities associated with the chief executive officer of a public corporation. Additionally, during the Term, as hereinafter defined, the Company shall include Executive as one of the board of directors' nominees for election as a director. Executive shall report to the Company's board of directors (the "Board"). Executive shall also perform such other duties and responsibilities as may be determined by the Board, as long as such duties and responsibilities are consistent with those of the Chief Executive Officer.

                  Executive shall serve as a director of the Company and any of its subsidiaries, if elected, and in such executive capacity or capacities with respect to any affiliate of the Company to which he may be elected or appointed, provided that such duties are consistent with those of the Company's Chief Executive Officer. Executive shall receive no additional compensation for services rendered pursuant to this Section 1(b).

                  Unless terminated earlier as provided for in Section 5 of this Agreement, this Agreement shall have an initial term (the "Initial Term") commencing as of the date of this Agreement and expiring on December 31, 2009, and shall continue on a year-to-year basis thereafter unless terminated by either the Company or Executive on not less than ninety (90) days written notice prior to the expiration of the Initial Term or any one-year extension. The Initial Term and the one-year extensions are collectively referred to as the "Term."

         Executive's Performance. Executive hereby accepts the employment contemplated by this Agreement. During the Term, Executive shall devote substantially all of his business time to the performance of his duties under this Agreement, and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive shall not be precluded from engaging in charitable and community activities, managing his personal and financial affairs and engaging in other non-competitive activities, provided that such activities shall not interfere in any material way with Executive's duties pursuant to this Agreement. Executive will not be required to move his residence from South Florida.

         Compensation and Other Benefits.
         -------------------------------

                  For his services to the Company during the Term, the Company shall pay Executive a salary ("Salary") at the annual rate of $375,000, which, commencing January 1, 2006 and each January 1 thereafter, shall be subject to a five percent (5%) increase. All Salary payments shall be payable in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

                  In addition to the Salary, the Company shall pay Executive the following bonuses (collectively, the "Bonuses"):

                        (ii) An initial bonus of $250,000, of which $30,000 is due and payable on July 1, 2004, $110,000 is due and payable on October 1, 2004 and the remaining $110,000 is due and payable on December 31, 2004.

                        (iii) The Company shall pay Executive a quarterly bonus (the "Quarterly Bonus") equal to five percent (5%) of Company's Adjusted Gross Profit, as hereinafter defined, earned during each quarter, commencing with the quarter beginning October 1, 2004. The Adjusted Gross Profit for any quarter shall mean the Company's gross profit, determined in accordance with generally accepted accounting principals, consistently applied, for such quarter, minus all executive compensation (i.e., compensation payable to (x) all of the Company's officers, including salary, bonus, commission and any other compensation payable to officers, and (y) all compensation to directors in their capacities as directors or members of a committee of the Board, and shall include, in case of any compensation covered by clauses (x) and (y), all items of compensation, whether in the form of cash or securities or other property), except that, for purposes of making the calculation pursuant to this Section 3(b)(ii), executive compensation shall not include the Quarterly Bonus and the Annual Bonus, as hereinafter defined. All compensation in a form other than cash shall be valued in the manner reflected on the applicable filings by the Company with the Securities and Exchange Commission (the "SEC"). The quarterly bonus shall be payable not later than ten (10) days after the date on which the applicable quarterly or annual report is filed by the Company with the SEC.

                        (iv) If, for any calendar year, the Company's Adjusted Income, as hereinafter defined, is at least two million dollars ($2,000,000), the Company shall pay an annual bonus (the "Annual Bonus") equal to five percent (5%) of the Company's Adjusted Income. Adjusted Income shall mean income before income taxes, determined in accordance with generally accepted accounting principles consistently applied, before deduction of the Annual Bonus for such year. The Annual Bonus shall be payable within thirty (30) days after the date the Form 10-K or 10-KSB is filed with the SEC. The Annual Bonus for 2004 shall be based on the Adjusted Income for the three month period ending December 31, 2004.

                        (v) The Quarterly Bonus and the Annual Bonus shall be payable if Executive is employed by the Company on the last day of the quarter or year, as the case may be, for which the Quarterly Bonus or Annual Bonus is payable, regardless of whether he is employed by the Company on the date payment is due.

                  For each calendar quarter, commencing with the quarter ending December 31, 2004, the Company shall grant to Executive, as of the last day of the calendar quarter, five year non-qualified stock options to purchase the number of shares of the Company's common stock determined by dividing (i) the dollar amount payable to Executive as the Quarterly Bonus for such quarter, by
(ii) the exercise price per share. The exercise price per shall mean the closing price of the Company's common stock on the principal market or exchange on which the stock is traded on the last trading day of the quarter. If, on any such trading day, there is no reported trading of the Company's common stock, the closing price for that day shall mean the average of the closing high bid and low asked prices on such date. The options will become exercisable on the date the Company files a quarterly or annual report with the SEC which reflects net income for a quarter after the quarter for which the options were granted, and expires on the fifth anniversary of the last day of the calendar quarter for which the options were granted. For example, if an option is granted with respect to the fourth quarter of 2004, the option will become exercisable on the date that the Company files a Form 10-QSB or Form 10-KSB that shows net income for a quarter after the fourth quarter of 2004 and will expire on December 31, 2009.

                  In addition to Salary and Bonuses, Executive shall receive the following benefits during the Term:

                        (vi) Major medical health insurance for Executive and members of his immediate family; provided, however, that until such time as the Company shall have adopted a company-wide health insurance program, the Company will provide Executive with a monthly medical allowance of $750.

                        (vii) Dental insurance for Executive and members of his family; provided, that if the Company does not provide dental insurance coverage, the Company shall reimburse Executive for his dental expenses, including any dental insurance he may obtain, provided, that the payments pursuant to this Section 3(d)(ii) shall not to exceed $5,000 per year.

                        (viii) Accident, life insurance and long-term disability insurance to the extent such benefits are provided to the Company's executive officers.

                        (ix) Long-term health care insurance to the extent that the Company is able, by using reasonable efforts, to obtain such coverage for an annual premium which does not exceed $2,000. To the extent that the annual premium for such coverage exceeds $2,000, if Executive desires such coverage, he shall be responsible for the additional premiums.

                        (x) An automobile allowance of $1,800 per month.

                        (xi) Vacation in accordance with Company policy.

                  In the event of a termination of Executive's employment as a result of his death or Disability, as hereinafter defined, the Company shall continue to pay to Executive or his beneficiary, his Salary at the annual rate in effect at the date of death or termination resulting from a Disability, until the earlier of (i) twelve (12) months from the date of death or such termination or (ii) the expiration of the Term.

                  Any compensation paid or payable to Executive by any subsidiary of the Company shall be treated as a payment on account of the compensation due Executive pursuant to this Agreement..

         Reimbursement of Expenses. The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement hereunder in accordance with the Company's expense reimbursement policy.

         Termination of Employment.
         -------------------------

                  This Agreement and Executive's employment hereunder shall terminate immediately upon the death of Executive.

                  This Agreement and Executive's employment, may be terminated by Executive or the Company on not less than thirty (30) days' written notice in the event of Executive's Disability. The term "Disability" shall mean any illness, disability or incapacity of Executive which prevents him from substantially performing his regular duties for a period of three (3) consecutive months or four (4) months, even though not consecutive, in any twelve (12) month period. However, if Executive is covered by long-term disability insurance, the Company may not terminate this Agreement pursuant to this Section 5(b) unless Executive is eligible for disability payments under his long-term disability insurance.

                  The Company may terminate this Agreement and Executive's employment for cause, in which event no further compensation shall be payable to Executive subsequent to the date of such termination. The term "Cause" shall mean (i) a breach of Sections 6, 7 or 8 of this Agreement; (ii) a breach of trust whereby Executive obtains personal gain or benefit at the expense of or to the detriment of the Company; or (iii) a conviction of Executive of any felony or any misdemeanor involving drugs or controlled substances or theft, embezzlement or other taking of property belonging to another person. If the Company proposes to terminate this Agreement pursuant to clauses (i) or (ii) of this Section 5(c), the Company shall notify Executive in writing setting forth in reasonable detail the basis for the proposed termination, and Executive shall have a reasonable opportunity to respond to the Board and to be represented before the Board by counsel. If this Agreement is terminated pursuant to clause
(iii) of this Section 5(c), and the conviction is subsequently reversed on appeal, the Company shall pay Executive his Salary for the balance of the Term. For purposes of clauses (iii) of this Section 5(c), a guilty plea or plea of nolo contendere or similar plea shall be deemed to be a conviction.

                  In the event that the Company terminates Executive's employment other than (i) as provided in Sections 5(a), (b) and (c) of this Agreement or (ii) as a result of or following a Change of Control (other than as provided in Section 5(f) of this Agreement), or in the event of a termination by Executive of this Agreement and his employment for Good Reason, as hereinafter defined, the Company shall pay to Executive as severance payments (A) his Salary as provided in this Agreement for the balance of the Term, (B) an amount equal to the Quarterly Bonuses and Annual Bonus paid to Executive for the previous year and any Quarterly Bonuses paid or payable during such year prior to the date of termination, (C) the Annual Bonus that would be paid to Executive with respect to the year in which the termination occurs if this Agreement and Executive's employment hereunder had not been terminated, and (D) the insurance benefits and automobile allowance provided for in Section 3(d)(i) through (v). The payments to be made pursuant to clauses (A) and (B) of this Section 5(d) shall be paid in twelve (12) equal monthly installments commencing within the month following the month in which Executive's termination occurs. The payment due pursuant to clause (C) of this Section 5(d) shall be paid on the date when it would be paid pursuant to Section 3(b)(iii) of this Agreement if his employment has not been terminated. The payments pursuant to clause (D) of this
Section 5(d) shall be paid monthly during period ending with the date that would be the end of the term if this Agreement had not been terminated.

                  Executive may terminate this Agreement on thirty (30) days' notice for Good Reason. "Good Reason" shall mean (i) the Company's failure to pay compensation as required by Section 3 of this Agreement; (ii) any other material breach of this Agreement by the Company, or (iii) the assignment of Executive without Executive's consent to a position, responsibilities or duties of a lesser status or degree of responsibility than the Employee's position, responsibilities, or duties as the Company's chief executive officer.

                  (xii) In the event that, following a Change of Control, as hereinafter defined, Executive is either dismissed other than for cause, or resigns for any reason, or his employment is terminated as a result of a Disability, the Company shall pay Executive severance pay in an amount (determined at the rate in effect on the date of dismissal or resignation) equal to the Cash Compensation multiplied by the greater of (A) two (2) or (B) the number of whole or partial months remaining in the Term, divided by twelve (12). Cash Compensation shall mean the sum of (x) Annual Salary at the rate in effect on the date of termination, and (y) the highest total of Bonuses paid or payable pursuant to Section 3(b) for any year during the Term, including the year in which the termination of his employment occurs.

                  (xiii) A Change of Control shall occur or be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing one-third (1/3) or more of the combined voting power of the Company's then outstanding securities, or (B) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a least a majority thereof unless the election of each new director was nominated, ratified or approved by at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or who were elected or appointed with the approval or ratification of at least two-thirds (2/3) of the directors who were directors at the beginning of such period, or (C) the Board of Directors shall have determined that an event, other than as described in clauses (A) and (B) of this Section 5(f)(ii), results in a Change of Control. Notwithstanding the foregoing, an event described in this Section 5(f)(ii) shall not be deemed a Change of Control if, at the time of such event, Executive expressly agrees in writing that such event does not constitute a Change of Control.

                  The Company and Executive agree that no further payments are due to Executive pursuant to his prior commission structure, which terminated on June 30, 2004.

         Trade Secrets and Proprietary Information.
         -----------------------------------------

                  Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered "confidential information" of the Company for the purposes of this Agreement. In consideration of his employment, Executive agrees that he will not, during or after the Term, without the consent of the Board make any disclosure of confidential information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the term here of, except that nothing in this Agreement shall be construed to prohibit Executive from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company's business in accordance with Company policies or instructions or authorization from the Board, (b) such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, or (c) subsequent to the Term, if such information shall have either (i) been developed by Executive independent of any of the Company's confidential or proprietary information or (ii) been disclosed to Executive by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Sections 6, 7 and 8 of this Agreement, the term "Company" shall include the Company, its parent, its subsidiaries and affiliates, other than affiliates whose relationship as an affiliate is derived solely from Executive's interest in or position at the affiliate.

                  In the event that any trade secrets or other confidential information covered by Section 6(a) of this Agreement is required to be produced by Executive pursuant to legal process, Executive shall give the Company notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company's cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Company's objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is unequivocally required by the court order, and Executive will exercise reasonable efforts at the Company's expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

         Covenant Not To Solicit or Compete.
         ----------------------------------

                  During the period from the date of this Agreement until one
(1) year following the date on which Executive's employment is terminated, Executive will not, directly or indirectly:

                        (xiv) Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms "customer" and "client" as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive's employment hereunder or during the twelve (12) months preceding the termination of his employment);

                        (xv) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within one
(1) year prior to the termination of his employment;

                        (xvi) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one
(1) year period prior to the termination of this Agreement, to leave the Company's employ, or to become employed by any person or entity other than the Company; or

                        (xvii) engage in any business in the United States whether as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that Executive is bound by the provisions of this Section 7, the Company ceases to be engaged in such activity, provided, however, that nothing in this
Section 7 shall be construed to prohibit Executive from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

                  Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in Sections 6 and 7 of this Agreement are a condition of his employment are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                  The Company acknowledges that the payment of Salary, Bonuses and other benefits provided in Section 3 of this Agreement is a necessary prerequisite to Executive being bound by the Restrictive Covenants. If the Company fails to pay to Executive such compensation or benefits within ten business days after receipt of written notice of such failure, Executive shall be relieved of his obligations to comply with the Restrictive Covenants. In the event of the termination of Executive's employment other than (i) by the Company as provided in Sections 5(a), (b) or (c) of this Agreement or (ii) by Executive for Good Reason, the Restrictive Covenants shall terminate on the date of termination of Executive's employment.

         Inventions and Discoveries. Executive agrees promptly to disclose in writing to the Company any invention or discovery made by him during the period of time that this Agreement remains in full force and effect, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company's sole property. Upon the Company's request, Executive shall execute and assign to the Company all applications for copyrights and letters patent of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Executive at the Company's request after the termination of his employment hereunder, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

         Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 6, 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Section 9 shall not affect or limit, and the injunctive relief provided in this Section 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. The provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive's employment pursuant to this Agreement.

         Indemnification. The Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company's Certificate of Incorporation, By-Laws, and the laws of the jurisdiction under which the Company was organized.

         Miscellaneous.

                  Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

                  The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder and this Agreement has been duly authorized by the Board and no other corporate action is required of the Company to enter into this Agreement and perform its obligations hereunder.

                  Executive will cooperate with the Company in connection with the Company's application to obtain key-man life insurance on his life, on which the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.

                  Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 11(d), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at (561) 750-0420, or to Executive at (561) - , with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Executive, notice to him shall not be sent by telecopier.

                  This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws except that the provisions of Section 10 shall be governed by the corporation law of the state in which the Company is incorporated.

                  Except for actions, suits, or proceedings taken pursuant to or under Section 6, 7, 8 or 9 of this Agreement, any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in Miami, Florida before a single arbitrator under the rules of the American Arbitration Association. The award of the arbitrator shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator shall have the power, in his discretion, to award counsel fees and costs to the prevailing party. The arbitrator shall have no power to modify or amend any specific provision of this Agreement except as expressly provided in Section 7(b) and 11(h) of this Agreement.

                  Notwithstanding the provisions of Section 11(f) of this Agreement, with respect to any claim for injunctive relief or other equitable remedy pursuant to Section 9 of this Agreement or any claim to enforce an arbitration award or to compel arbitration, the parties hereby (i) consent to the exclusive jurisdiction of the state courts sitting in Palm Beach County, Florida and (ii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

                  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in
Section 7 of this Agreement, so that it complies with applicable law.

                  This Agreement constitute the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  Neither party hereto shall have the right to assign or transfer any of its or his rights hereunder except in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

                  The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

                  No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              ADSOUTH PARTNERS, INC.


                              By:_______________________________________________
                                 Anton Lee Wingeier, Chief Financial Officer

                              EXECUTIVE:


                              __________________________________________________
                              John P. Acunto, Jr.

Exhibit 99.2 Employment agreement dated as of July 1, 2004 between the Company and Anton Lee Wingeier

                              EMPLOYMENT AGREEMENT
                              --------------------
         AGREEMENT dated as of the 1st day of July, 2004, by and between Adsouth Partners, Inc., a Nevada corporation with its principal office at 1515 North Federal Highway, Suite 418, Boca Raton, Florida 33432 (the "Company"), and Anton Lee Wingeier, residing at ___________________________, ("Executive").

                                                 W I T N E S S E T H:
         WHEREAS, the Company has engaged Executive as its chief financial officer and desires to continue to obtain the benefits of Executive's knowledge, skill and ability in connection with the operations of the Company and to continue to employ Executive on the terms and conditions hereinafter set forth; and
         WHEREAS, Executive desires to provide his services to the Company and to accept employment by the Company on the terms and conditions hereinafter set forth;
         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

         Employment and Duties.
         ---------------------

                  Subject to the terms and conditions hereinafter set forth, the Company hereby employs Executive as its Chief Financial Officer, and he shall have the duties and responsibilities associated with the chief financial officer of a public corporation. Executive shall report to the Company's board of directors (the "Board") or chief executive officer, as the Board shall determine.

                  Executive shall also perform such other duties and responsibilities for the Company as may be determined by the Board, as long as such duties and responsibilities are consistent with those of the Company's Chief Financial Officer. Executive shall, if elected, serve as a director of the Company and any of its subsidiaries, provided that such duties are consistent with those of the Company's Chief Financial Officer. Executive shall receive no additional compensation for services rendered pursuant to this Section 1(b).

                  Unless terminated earlier as provided for in Section 5 of this Agreement, this Agreement shall have an initial term (the "Initial Term") commencing as of the date of this Agreement and expiring on December 31, 2005, and shall continue on a month-to-month basis thereafter unless terminated by either the Company or Executive on not less than ninety (90) days written notice prior to the expiration of the Initial Term or thereafter on one month's written notice. The Initial Term and the extensions are collectively referred to as the "Term."

         Executive's Performance. Executive hereby accepts the employment contemplated by this Agreement. During the Term, Executive shall devote substantially all of his business time to the performance of his duties under this Agreement, and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive shall not be precluded from engaging in charitable and community activities, managing his personal and financial affairs and engaging in other non-competitive activities, provided that such activities shall not interfere in any material way with Executive's duties pursuant to this Agreement. Executive will not be required to move his residence from South Florida.

         Compensation and Other Benefits.

                  For his services to the Company during the Term, the Company shall pay Executive a salary ("Salary") at the annual rate of $125,000 through September 30, 2004, and thereafter at the annual rate of $150,000.

                  In addition to the Salary, the Company shall pay Executive the following bonuses (collectively, the "Bonuses"):

                        (xviii) An initial bonus of $24,000, which is due and payable not later than December 31, 2004.

                        (xix) The Company shall pay Executive a quarterly bonus (the "Quarterly Bonus") equal to five percent (5%) of Company's Adjusted Gross Profit, as hereinafter defined, earned during each quarter, commencing with the quarter beginning October 1, 2004. The Adjusted Gross Profit for any quarter shall mean the Company's gross profit, determined in accordance with generally accepted accounting principles, consistently applied, for such quarter, minus all executive compensation (i.e., compensation payable to (x) all of the Company's officers, including salary, bonus, commission and any other compensation payable to officers, and (y) all compensation to directors in their capacities as directors or members of a committee of the Board, and shall include, in case of any compensation covered by clauses (x) and (y), all items of compensation, whether in the form of cash or securities or other property), except that, for purposes of making the calculation pursuant to this Section 3(b)(ii), executive compensation shall not include the Quarterly Bonus or the Annual Bonus, as hereinafter defined. All compensation in a form other than cash shall be valued in the manner reflected on the applicable filings by the Company with the Securities and Exchange Commission (the "SEC"). The quarterly bonus shall be payable not later than ten (10) days after the date on which the applicable quarterly or annual report is filed by the Company with the SEC.

                        (xx) If, for any calendar year, commencing with the year ended December 31, 2005, the Company's Adjusted Income, as hereinafter defined, is at least two million dollars ($2,000,000), the Company shall pay an annual bonus (the "Annual Bonus") equal to five percent (5%) of the Company's Adjusted Income. Adjusted Income shall mean income before income taxes, determined in accordance with generally accepted accounting principles consistently applied, before deduction of the Annual Bonus for such year. The Annual Bonus shall be payable within thirty (30) days after the date the Form 10-K or 10-KSB is filed with the SEC.

                        (xxi) The Quarterly Bonus and the Annual Bonus shall be payable if Executive is employed by the Company on the last day of the quarter or year, as the case may be, for which the Quarterly Bonus or Annual Bonus is payable, regardless of whether he is employed by the Company on the date payment is due.

                  For each calendar quarter, commencing with the quarter ending December 31, 2004, the Company shall grant to Executive, as of the last day of the calendar quarter, five year non-qualified stock options to purchase the number of shares of the Company's common stock determined by dividing (i) the dollar amount payable to Executive as the Quarterly Bonus for such quarter, by
(ii) the exercise price per share. The exercise price per shall mean the closing price of the Company's common stock on the principal market or exchange on which the stock is traded on the last trading day of the quarter. If, on any such trading day, there is no reported trading of the Company's common stock, the closing price for that day shall mean the average of the closing high bid and low asked prices on such date. The options will become exercisable on the date the Company files a quarterly or annual report with the SEC which reflects net income for a quarter after the quarter for which the options were granted, and expires on the fifth anniversary of the last day of the calendar quarter for which the options were granted. The options shall continue in full force and effect notwithstanding a termination of Executive's employment, including a termination as a result of his death or disability, except that the options shall terminate immediately in the event of a termination for cause, as hereinafter defined. For example, if an option is granted with respect to the fourth quarter of 2004, the option will become exercisable on the date that the Company files a Form 10-QSB or Form 10-KSB that shows net income for a quarter after the fourth quarter of 2004 and the option will expire on December 31, 2009.

                  In addition to Salary and Bonuses, Executive shall receive the following benefits during the Term:

                        (xxii) Major medical health insurance for Executive and members of his immediate family; provided, however, that until such time as the Company shall have adopted a company-wide health insurance program, the Company will provide Executive with a monthly medical allowance of $750.

                        (xxiii) Dental insurance for Executive and members of his family; provided, that if the Company does not provide dental insurance coverage, the Company shall reimburse Executive for his dental expenses, including any dental insurance he may obtain, provided, that the payments pursuant to this Section 3(d)(ii) shall not exceed $5,000 per year.

                        (xxiv) Accident, life insurance and long-term disability insurance to the extent such benefits are provided to the Company's executive officers.

                        (xxv) Long-term health care insurance to the extent that the Company is able, by using reasonable efforts, to obtain such coverage for an annual premium which does not exceed $2,000. To the extent that the annual premium for such coverage exceeds $2,000, if Executive desires such coverage, he shall be responsible for the additional premiums.

                        (xxvi) An automobile allowance of $900 per month.

                        (xxvii) Vacation in accordance with Company policy.

                  In the event of a termination of Executive's employment as a result of his death or Disability, as hereinafter defined, the Company shall continue to pay to Executive or his beneficiary, his Salary at the annual rate in effect at the date of death or termination resulting from a Disability, until the earlier of (i) twelve (12) months from the date of death or such termination or (ii) the expiration of the Term.

                  Any compensation paid or payable to Executive by any subsidiary of the Company shall be treated as a payment on account of the compensation due Executive pursuant to this Agreement.

         Reimbursement of Expenses. The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement hereunder in accordance with the Company's expense reimbursement policy.

         Termination of Employment.
         -------------------------

                  This Agreement and Executive's employment hereunder shall terminate immediately upon the death of Executive.

                  This Agreement and Executive's employment, may be terminated by Executive or the Company on not less than thirty (30) days' written notice in the event of Executive's Disability. The term "Disability" shall mean any illness, disability or incapacity of Executive which prevents him from substantially performing his regular duties for a period of three (3) consecutive months or four (4) months, even though not consecutive, in any twelve (12) month period. However, if Executive is covered by long-term disability insurance, the Company may not terminate this Agreement pursuant to this Section 5(b) unless Executive is eligible for disability payments under his long-term disability insurance.

                  The Company may terminate this Agreement and Executive's employment for cause, in which event no further compensation shall be payable to Executive subsequent to the date of such termination. The term "Cause" shall mean (i) a breach of Sections 6, 7 or 8 of this Agreement; (ii) a breach of trust whereby Executive obtains personal gain or benefit at the expense of or to the detriment of the Company; or (iii) a conviction of Executive of any felony or any misdemeanor involving drugs or controlled substances or theft, embezzlement or other taking of property belonging to another person. If the Company proposes to terminate this Agreement pursuant to clauses (i) or (ii) of this Section 5(c), the Company shall notify Executive in writing setting forth in reasonable detail the basis for the proposed termination, and Executive shall have a reasonable opportunity to respond to the Board and to be represented before the Board by counsel. If this Agreement is terminated pursuant to clause
(iii) of this Section 5(c), and the conviction is subsequently reversed on appeal, the Company shall pay Executive his Salary for the balance of the Term. For purposes of clauses (iii) of this Section 5(c), a guilty plea or plea of nolo contendere or similar plea shall be deemed to be a conviction.

                  In the event that (i) the Company terminates Executive's employment other than as provided in Sections 5(a), (b) and (c) of this Agreement or (ii) Executive terminates his employment for Good Reason, as hereinafter defined, then in either case, (x) the Company shall pay to Executive, within fifteen (15) days after such termination, a severance payment equal to Executive's salary for the balance of the Term, and (y) all outstanding options held by Executive shall become immediately exercisable.

                  Executive may terminate this Agreement on thirty (30) days' notice for Good Reason. "Good Reason" shall mean (i) the Company's failure to pay compensation as required by Section 3 of this Agreement; (ii) any other material breach of this Agreement by the Company, or (iii) the assignment of Executive without Executive's consent to a position, responsibilities or duties of a lesser status or degree of responsibility than the Employee's position, responsibilities, or duties as the Company's chief financial officer.

         Trade Secrets and Proprietary Information.
         -----------------------------------------

                  Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered "confidential information" of the Company for the purposes of this Agreement. In consideration of his employment, Executive agrees that he will not, during or after the Term, without the consent of the Board make any disclosure of confidential information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the term here of, except that nothing in this Agreement shall be construed to prohibit Executive from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company's business in accordance with Company policies or instructions or authorization from the Board, (b) such information shall become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, or (c) subsequent to the Term, if such information shall have either (i) been developed by Executive independent of any of the Company's confidential or proprietary information or (ii) been disclosed to Executive by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Sections 6, 7 and 8 of this Agreement, the term "Company" shall include the Company, its parent, its subsidiaries and affiliates, other than affiliates whose relationship as an affiliate is derived solely from Executive's interest in or position at the affiliate.

                  In the event that any trade secrets or other confidential information covered by Section 6(a) of this Agreement is required to be produced by Executive pursuant to legal process, Executive shall give the Company notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company's cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Company's objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is unequivocally required by the court order, and Executive will exercise reasonable efforts at the Company's expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

         Covenant Not To Solicit or Compete.
         ----------------------------------

                  During the period from the date of this Agreement until one
(1) year following the date on which Executive's employment is terminated, Executive will not, directly or indirectly:

                        (xxviii) Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms "customer" and "client" as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive's employment hereunder or during the twelve (12) months preceding the termination of his employment);

                        (xxix) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within one
(1) year prior to the termination of his employment;

                        (xxx) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one
(1) year period prior to the termination of this Agreement, to leave the Company's employ, or to become employed by any person or entity other than the Company; or

                        (xxxi) engage in any business in the United States whether as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that Executive is bound by the provisions of this Section 7, the Company ceases to be engaged in such activity, provided, however, that nothing in this
Section 7 shall be construed to prohibit Executive from (x) owning an interest of not more than five (5%) percent of any public company engaged in such activities or (y) serving as a financial or accounting officer or employee of a company engaged in such activities as long as Executive does not take any action expressly prohibited by Section 7(a)(i), (ii) or (iii) of this Agreement.

                  Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in Sections 6 and 7 of this Agreement are a condition of his employment are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                  The Company acknowledges that the payment of Salary, Bonuses and other benefits provided in Section 3 of this Agreement is a necessary prerequisite to Executive being bound by the Restrictive Covenants. If the Company fails to pay to Executive such compensation or benefits within ten business days after receipt of written notice of such failure, Executive shall be relieved of his obligations to comply with the Restrictive Covenants. In the event of the termination of Executive's employment other than (i) by the Company as provided in Sections 5(a), (b) or (c) of this Agreement or (ii) by Executive for Good Reason, the Restrictive Covenants shall terminate on the date of termination of Executive's employment.

         Inventions and Discoveries. Executive agrees promptly to disclose in writing to the Company any invention or discovery made by him during the period of time that this Agreement remains in full force and effect, whether during or after working hours, in any business in which the Company is then engaged or which otherwise relates to any product or service dealt in by the Company and such inventions and discoveries shall be the Company's sole property. Upon the Company's request, Executive shall execute and assign to the Company all applications for copyrights and letters patent of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. If services in connection with applications for copyrights and/or patents are performed by Executive at the Company's request after the termination of his employment hereunder, the Company shall pay him reasonable compensation for such services rendered after termination of this Agreement.

         Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 6, 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Section 9 shall not affect or limit, and the injunctive relief provided in this Section 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. The provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive's employment pursuant to this Agreement.

         Indemnification. The Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by the Company's Certificate of Incorporation, By-Laws, and the laws of the jurisdiction under which the Company was organized.

         Miscellaneous.

                  Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

                  The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder and this Agreement has been duly authorized by the Board and no other corporate action is required of the Company to enter into this Agreement and perform its obligations hereunder.

                  Executive will cooperate with the Company in connection with the Company's application to obtain key-man life insurance on his life, on which the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.

                  Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 11(d), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to the Company at (561) 750-0420, or to Executive at (561) - , with notice to the Company being sent to the attention of the individual who executed this Agreement on behalf of the Company. Either party may, by like notice, change the person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Executive, notice to him shall not be sent by telecopier.

                  This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws except that the provisions of Section 10 shall be governed by the corporation law of the state in which the Company is incorporated.

                  Except for actions, suits, or proceedings taken pursuant to or under Section 6, 7, 8 or 9 of this Agreement, any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in Miami, Florida before a single arbitrator under the rules of the American Arbitration Association. The award of the arbitrator shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator shall have the power, in his discretion, to award counsel fees and costs to the prevailing party. The arbitrator shall have no power to modify or amend any specific provision of this Agreement except as expressly provided in Section 7(b) and 11(h) of this Agreement.

                  Notwithstanding the provisions of Section 11(f) of this Agreement, with respect to any claim for injunctive relief or other equitable remedy pursuant to Section 9 of this Agreement or any claim to enforce an arbitration award or to compel arbitration, the parties hereby (i) consent to the exclusive jurisdiction of the state courts sitting in Palm Beach County, Florida and (ii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof.

                  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in
Section 7 of this Agreement, so that it complies with applicable law.

                  This Agreement constitute the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  Neither party hereto shall have the right to assign or transfer any of its or his rights hereunder except in connection with a merger of consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

                  The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

                  No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                     ADSOUTH PARTNERS, INC.


                            By:_________________________________________________
                               John P. Acunto, Jr., Chief Executive Officer

                            EXECUTIVE:


                            ____________________________________________________
                            Anton Lee Wingeier





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

Exhibit 99.3 Copy of Press Release dated February 22, 2005


                    ADSOUTH CLOSES $810,100 PRIVATE FINANCING

Boca Raton, Florida. February 22, 2005. Adsouth Partners, Inc. (OTCBB "ADPR") announced today the sale of its 10% convertible notes, shares of common stock and warrants to a group of accredited investors, from which it raised gross proceeds of $810,100. Atlas Capital Services, Inc. served as the Company's investment banker in the transaction. The private placement was made exclusively to accredited investors, and is described in a Form 8-K being filed with the Securities and Exchange Commission.

John P. Acunto, Jr., Adsouth's chief executive officer, said "This financing provides us with funds to enable us to meet our immediate working capital needs, particularly as we are preparing the roll-out of our Simon Solutions Lip Solution and other Dermafresh products."

Steve Pollan, Managing Director of Atlas, said "We are pleased to be able to assist AdSouth with this financing, and we are excited about advising the Company on its strategic needs as it expands its lines in the marketplace."


About Adsouth Partners
----------------------

Adsouth Partners is a vertically integrated direct response marketing company that generates revenues from the placement of advertising, the production of advertisements, creative advertising and public relations consulting services. Since mid 2004, it has expanded its activities as it obtained the rights to products that it markets and sells to retail outlets.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the Safe Harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Form 10-KSB filing, its registration statements and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For further information contact:  John P. Acunto, Jr., CEO of AdSouth Partners at (561) 750-0410





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